                                                                Exhibit 4(vvvvv)



                           MERRILL LYNCH & CO., INC.

                           (a Delaware corporation)

                       Liquid Yield Option(TM) Notes due
                            (Zero Coupon -- Senior)



                            _______________________

                                   INDENTURE

                         Dated as of                  ,

                            _______________________

                                                      ,
                                    Trustee



------------------------------
(TM) Trademark of Merrill Lynch & Co., Inc.

                               Table of Contents
                                                                        Page
                                                                        ----

                                   Article I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01.    Definitions.................................................1
     Section 1.02.    Other Definitions...........................................5
     Section 1.03.    Incorporation by Reference of Trust Indenture Act...........6
     Section 1.04.    Rules of Construction.......................................6


                                  ARTICLE II
                                THE SECURITIES

     Section 2.01.    Form and Dating.............................................7
     Section 2.02.    Execution and Authentication................................7
     Section 2.03.    Registrar, Paying Agent and Conversion Agent................8
     Section 2.04.    Paying Agent To Hold Money and Securities in Trust..........8
     Section 2.05.    Securityholder Lists........................................9
     Section 2.06.    Transfer and Exchange.......................................9
     Section 2.07.    Replacement Securities.....................................10
     Section 2.08.    Outstanding Securities; Determinations of Holders' Action..10
     Section 2.09.    Temporary Securities.......................................11
     Section 2.10.    Cancellation...............................................12
     Section 2.11.    Global Securities..........................................12
     Section 2.12.    CUSIP Numbers..............................................13


                                  ARTICLE III
                           REDEMPTION AND PURCHASES

     Section 3.01.    Right to Redeem; Notices to Trustee........................13
     Section 3.02.    Selection of Securities to Be Redeemed.....................14
     Section 3.03.    Notice of Redemption.......................................14
     Section 3.04.    Effect of Notice of Redemption.............................15
     Section 3.05.    Deposit of Redemption Price................................15
     Section 3.06.    Securities Redeemed in Part................................15
     Section 3.07.    Conversion Arrangement on Call for Redemption..............16
     Section 3.08.    Purchase of Securities at the Option of the Holder.........16
     Section 3.09.    Purchase of Securities at Option of the Holder
                      Upon Change in Control ....................................22
     Section 3.10.    Effect of Purchase Notice or
                      Change in Control Purchase Notice..........................26
     Section 3.11.    Deposit of Purchase Price or Change
                      in Control Purchase Price..................................27
     Section 3.12.    Securities Purchased in Part...............................27
     Section 3.13.    Covenant to Comply With Securities Laws
                      Upon Purchase of Securities................................27




     Section 3.14.    Repayment to the Company...................................27


                                  ARTICLE IV

                                   COVENANTS

     Section 4.01.    Payment of Securities......................................28
     Section 4.02.    SEC Reports................................................28
     Section 4.03.    Compliance Certificate; Notice of Defaults.................29
     Section 4.04.    Further Instruments and Acts...............................29
     Section 4.05.    Maintenance of Office or Agency............................29
     Section 4.06.    Calculation of Original Issue Discount.....................30


                                   ARTICLE V

                             SUCCESSOR CORPORATION

     Section 5.01.    When Company May Merge or Transfer Assets..................30

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

     Section 6.01.    Events of Default..........................................31
     Section 6.02.    Acceleration...............................................32
     Section 6.03.    Other Remedies.............................................33
     Section 6.04.    Waiver of Past Defaults....................................33
     Section 6.05.    Control by Majority........................................33
     Section 6.06.    Limitation on Suits........................................34
     Section 6.07.    Rights of Holders to Receive Payment.......................34
     Section 6.08.    Collection Suit by Trustee.................................34
     Section 6.09.    Trustee May File Proofs of Claim...........................34
     Section 6.10.    Priorities.................................................35
     Section 6.11.    Undertaking for Costs......................................35
     Section 6.12.    Notice of Defaults.........................................36
     Section 6.13.    Waiver of Stay, Extension or Usury Laws....................36


                                  ARTICLE VII

                                    TRUSTEE

     Section 7.01.    Rights of Trustee..........................................36
     Section 7.02.    Individual Rights of Trustee...............................37
     Section 7.03.    Trustee's Disclaimer.......................................37
     Section 7.04.    Notice of Defaults.........................................37
     Section 7.05.    Reports by Trustee to Holders..............................37
     Section 7.06.    Compensation and Indemnity.................................38
     Section 7.07.    Replacement of Trustee.....................................38
     Section 7.08.    Successor Trustee by Merger................................39




     Section 7.09.  Eligibility; Disqualification................................39
     Section 7.10.  Preferential Collection of Claims Against Company............39

                                 ARTICLE VIII
                            DISCHARGE OF INDENTURE

     Section 8.01.  Discharge of Liability on Securities.........................40
     Section 8.02.  Repayment to the Company.....................................40

                                  ARTICLE IX
                                  AMENDMENTS


     Section 9.01.  Without Consent of Holders...................................40
     Section 9.02.  With Consent of Holders......................................41
     Section 9.03.  Compliance with Trust Indenture Act..........................42
     Section 9.04.  Revocation and Effect of Consents, Waivers and Actions.......42
     Section 9.05.  Notation on or Exchange of Securities........................43
     Section 9.06.  Trustee to Sign Supplemental Indentures......................43
     Section 9.07.  Effect of Supplemental Indentures............................43


                                  ARTICLE X
                                  CONVERSION


     Section 10.01. Conversion Privilege.........................................45
     Section 10.02. Conversion Procedure.........................................45
     Section 10.03. Fractional Shares............................................46
     Section 10.04. Taxes on Conversion..........................................46
     Section 10.05. Company to Provide Stock.....................................47
     Section 10.06. Adjustment for Change in Capital Stock.......................47
     Section 10.07. Adjustment for Rights Issue..................................48
     Section 10.08. Adjustment for Other Distributions...........................49
     Section 10.09. When Adjustment May Be Deferred..............................51
     Section 10.10. When No Adjustment Required..................................52
     Section 10.11. Notice of Adjustment.........................................52
     Section 10.12. Voluntary Increase...........................................52
     Section 10.13. Notice of Certain Transactions...............................53
     Section 10.14. Reorganization of Company; Special Distributions.............53

                                      iii




     Section 10.15. Company Determination Final..................................54
     Section 10.16. Trustee's Adjustment Disclaimer..............................54
     Section 10.17. Simultaneous Adjustments.....................................54
     Section 10.18. Successive Adjustments.......................................54


                                 ARTICLE XI
                            TAX EVENT CONVERSION

     Section 11.01. Optional Conversion to Semiannual Coupon Note Upon Tax
                    Event........................................................54
     Section 11.02. Payment of Interest; Interest Rights Preserved...............55

                                  ARTICLE XII
                                 MISCELLANEOUS

     Section 12.01. Trust Indenture Act Controls.................................56
     Section 12.02. Notices......................................................56
     Section 12.03. Communication by Holders with Other Holders..................57
     Section 12.04. Certificate and Opinion as to Conditions Precedent...........57
     Section 12.05. Statements Required in Certificate or Opinion................57
     Section 12.06. Separability Clause..........................................58
     Section 12.07. Rules By Trustee, Paying Agent, Conversion
                    Agent and Registrar..........................................58
     Section 12.08. Legal Holiday................................................58
     Section 12.09. GOVERNING LAW................................................58
     Section 12.10. No Recourse Against Others...................................58
     Section 12.11. Successors...................................................58
     Section 12.12. Multiple Originals...........................................58
     Section 12.13. References...................................................58




SIGNATURES

EXHIBIT A

                             CROSS-REFERENCE TABLE*


TIA                                                             Indenture
Section                                                         Section
-----------                                                     ---------
310(a)(1).........................................................7.09
 (a)(2) ..........................................................7.09
 (a)(3) ..........................................................N.A.
 (a)(4) ..........................................................N.A.
 (b) PP.....................................................7.07; 7.09
 (c)    ......................................................... N.A.
311(a)  ......................................................... 7.10
 (b)    ......................................................... 7.10
 (c)    ......................................................... N.A.
312(a)  ......................................................... 2.05
 (b)    .........................................................12.03
 (c)    .........................................................12.03
313(a)  ..........................................................7.05
 (b)  ............................................................7.05
 (c)    .........................................................12.02
 (d)    ..........................................................7.05
314(a)  ...................................................4.02; 12.02
 (b)    ..........................................................N.A.
 (c)(1) .........................................................12.04
 (c)(2) .........................................................12.04
 (c)(3) ..........................................................N.A.
 (d)    ..........................................................N.A.
 (e)    .........................................................12.05
 (f)    ..........................................................4.04
315(a)  ..........................................................7.01
 (b) ......................................................7.04; 12.02
 (e)    ..........................................................6.11
316(a)(last sentence).............................................2.08
 (a)(1)(A)  ......................................................6.05
 (a)(1)(B)  ......................................................6.04
 (a)(2) ..........................................................N.A.
 (b)    ..........................................................6.07
317(a)(1).........................................................6.08
 (a)(2) ..........................................................6.09
 (b)    ..........................................................2.04
318(a)...........................................................12.01
          N.A. means Not Applicable._______________

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of     , , between Merrill Lynch & Co., Inc., a
Delaware corporation ("Company"), and         , a national banking association,
                       -------
as trustee (the "Trustee").
                 -------

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Liquid Yield
Option(TM) Notes due                ,       (Zero Coupon -- Senior) (the
"Securities"):
 ----------

                                   Article I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01.  Definitions.
                    -----------

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control", when used with respect to any specified person, means the power to
 -------
direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have
                                      -----------       ----------
meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "Board of Directors" or "Board" means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

     "Business Day" means each week day of the year on which banking institutions in The City of New York are not authorized or obligated to close.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

     "Cash" or "cash" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

     "Common Stock" means the Common Stock, par value $1.33 per share, including the Rights attached thereto of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such common stock shall be reclassified or changed.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by either of its Chairman or Vice Chairman of the Board, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at
the date hereof is located at             , Attention:      Administration, or
such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

     "Corporation" includes corporations, associations, companies and business trusts.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

     "Market Price" means the average of the Sale Prices of the Common Stock for each Trading Day of the five Trading Day period ending on and including the third Trading Day immediately prior to, but not including the applicable Purchase Date, appropriately adjusted to take into account the actual occurrence, during the seven Trading Days preceding such Purchase Date, of any event described in Section 10.06, 10.07 or 10.08; subject, however, to the conditions set forth in Sections 10.09 and 10.10.


     "Officer" means Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

     "Officers' Certificate" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by Chairman of the Board, the President, a Vice President or the Treasurer and by an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, if applicable, rendered by legal counsel who may be (i) an employee of, or counsel to, the Company or (ii) other counsel designated by the Company and reasonably acceptable to the Trustee.

     "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal", "Principal Amount" or "principal amount" of a Security means the principal amount due at the maturity date of the Security as set forth on the face of the Security.

     "Redemption" or "redemption" shall have the meaning set forth in Section 3.01.

     "Redemption Date" or "redemption date" shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Securities.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department (or any successor group) including without limitation any vice president, any assistant vice president, any assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Rights" means the preferred stock purchase rights distributed pursuant to the Amended and Restated Rights Agreement of the Company dated as of
,      , as amended or restated from time to time.

     "Sale Price" of a single share of Common Stock on any Trading Day means the closing per share sale price for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means any of the Company's Liquid Yield Option(TM) Notes due , , (Zero Coupon - Senior), as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

     "Securities Custodian" means the Registrar as custodian with respect to the Securities in global form, or any successor entity thereto.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the final fixed date on which the Principal of such Security is due and payable.

     "Subsidiary" means a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company. "Wholly-owned", when used with reference to a Subsidiary, means a
               ------------
Subsidiary of which all of the outstanding capital stock (except for qualifying shares) is owned by the Company or by one or more wholly-owned Subsidiaries.

     "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or
after                ,      , as a result of (a) any amendment to, or change
(including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after
,     , there is more than an insubstantial risk that interest (including
Original Issue Discount) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

     "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture.

     "Time of Determination" means the time and date of the determination of stockholders entitled to receive rights, warrants, options or a distribution, in each case, to which Sections 10.07 or 10.08 apply.

     "Trading Day" means each day on which the primary securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

     Section 1.02.  Other Definitions.
                    -----------------


                                     Term                                          Defined in
                                                                                     Section
-------------------------------------------------------------------------------     --------------
"Agent Members"                                                                             2.11
"Associate"                                                                                 3.09(a)
"Average Sale Price"                                                                       10.01
"beneficial owner"                                                                          3.09(a)
"Change in Control"                                                                         3.09(a)
"Change in Control Purchase Date"                                                           3.09(a)
"Change in Control Purchase Notice"                                                         3.09(c)
"Change in Control Purchase Price"                                                          3.09(a)
"Company Notice"                                                                            3.08(e)
"Dividend Equivalent Payment Date"                                                         10.01
"Conversion Agent"                                                                          2.03
"Conversion Date"                                                                          10.02
"Conversion Payment"                                                                       10.01
"Conversion Rate"                                                                          10.01
"Defaulted Interest"                                                                       11.02
"DTC"                                                                                       2.03
"Event of Default"                                                                          6.01
"Exchange Act"                                                                              3.08(d)
"Ex-Dividend Time"                                                                         10.01
"Extraordinary Cash Dividend"                                                              10.08
"Interest Payment Date"                                                                    11.01
"Legal Holiday"                                                                            11.08
"Notice of Default"                                                                         6.01
"Option Exercise Date"                                                                     11.01
"Over-allotment Option"                                                                     2.02
"Paying Agent"                                                                              2.03
"Purchase Date"                                                                             3.08(a)
"Purchase Notice"                                                                           3.08(a)
"Purchase Price"                                                                            3.08(a)
"Redemption Purchasers"                                                                     3.07
"Registrar"                                                                                 2.03
"Regular Record Date"                                                                      11.01
"Restated Principal Amount"                                                                11.01
"Securities Act"                                                                            3.08(d)

                                Term                                                      Defined in
                                                                                            Section
----------------------------------------------------------------------------------       ------------
"Tax Event Date"                                                                           12.01
 --------------


     Section 1.03.  Incorporation by Reference of Trust Indenture Act.
                    --------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.
      ----------

     "indenture securities" means the Securities.
      --------------------

     "indenture security holder" means a Securityholder.
      -------------------------

     "indenture to be qualified" means this Indenture.
      -------------------------

     "indenture trustee" or "institutional trustee" means the Trustee.
      -----------------      ---------------------

     "obligor" on the indenture securities means the Company.
      -------

     All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

     Section 1.04.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

             (a)  a term has the meaning assigned to it;

             (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

             (c)  "or" is not exclusive;

             (d)  "including" means including, without limitation; and

             (e) words in the singular include the plural, and words in the plural include the singular.

                                  Article II

                                THE SECURITIES

     Section 2.01.  Form and Dating.  The Securities and the Trustee's
                    ---------------
certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

     The Securities shall be issued, initially in the form of a global Security, which shall be deposited with DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     Each global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.11.

     Section 2.02.  Execution and Authentication.  The Securities shall be
                    ----------------------------
executed by the Company by either of its Chairman or Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in
an aggregate Principal Amount of up to $             upon a Company Order
without any further action by the Company; provided, however, that in the event
                                           --------  -------
that the Company sells any Securities pursuant to the over-allotment option (the "Over-allotment Option") granted pursuant to Section 2 of the Purchase
 ---------------------
Agreement, dated                ,      , between the Company and Merrill Lynch &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal
Amount of up to $            plus up to $               aggregate Principal
Amount of Securities sold pursuant to the Over-allotment Option upon a Company Order. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

     Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency
                                           ---------
where Securities may be presented for purchase or payment ("Paying Agent") and
                                                            ------------
an office or agency where Securities may be presented for conversion ("Conversion Agent"). Registrar shall keep a register of the Securities and of
  ----------------
their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in Section 4.05. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     The Company initially appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to the global Securities.

     The Company initially appoints the Registrar to act as Securities Custodian with respect to the global Securities.

     Section 2.04.  Paying Agent To Hold Money and Securities in Trust.  In
                    --------------------------------------------------
accordance with Section 4.05 and except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any default by the Company in making any payments in respect of the Securities, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money and securities.

     Section 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                    --------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee (i)
at least semiannually on       , and       ,  a list of the names and addresses
of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     Section 2.06.  Transfer and Exchange.  Upon surrender for registration of
                    ---------------------
transfer of any Security, together with a written instrument of transfer reasonably satisfactory to the Trustee duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to
Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership).

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer reasonably satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before the mailing of a notice of redemption.

     Notwithstanding any provision to the contrary herein, so long as a global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a global Security, in whole or in part, shall be made only in accordance with Section 2.11 and this Section 2.06. Transfers of a global Security shall be limited to transfers of such global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     Section 2.07.  Replacement Securities.  If (a) any mutilated Security is
                    ----------------------
surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its
              ---- ----
written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08.  Outstanding Securities; Determinations of Holders' Action.
                    ---------------------------------------------------------
Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu therefor pursuant to Section 2.07, those paid pursuant to Section 2.07, and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite
--------  -------
Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, other than Securities purchased in connection with the distribution or trading thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date, or on the Business Day following a Change in Control Purchase Date, or at Stated Maturity, money or, if permitted by the terms hereof, securities sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any (including, if such Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); provided, that if such Securities are to be redeemed, notice of such redemption
--------
has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and interest, if any (including, if such Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), shall cease to accrue on such Security.

     Section 2.09.  Temporary Securities.  Pending the preparation of definitive
                    --------------------
Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03 or 4.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 2.10.  Cancellation.  All Securities surrendered for payment,
                    ------------
redemption or purchase by the Company pursuant to Article 3, conversion pursuant to Article 10, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its standard procedures unless the Company directs by Company Order that the Trustee deliver cancelled Securities to the Company.

     Section 2.11.  Global Securities.
                    -----------------
             (a)    Transfer and Exchange of Global Securities.  A global
                    ------------------------------------------
     Security deposited with the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such global Security or if at any time ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 60 days after such notice, or (ii) an Event of Default has occurred and is continuing with respect to the Securities. In either case, the Company will promptly make available to the Trustee a reasonable supply of Securities in definitive, fully registered form without interest coupons in accordance with the provisions of this Article 2.

     Any global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.11 shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in definitive form, in whole or from time to time in part, in denominations of $1,000 and integral multiples of $1,000, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such global Security, an equal aggregate Principal Amount at Stated Maturity of Securities of authorized denominations. Any portion of a global Security transferred pursuant to this Section 2.11 shall be executed, authenticated and delivered only in the denominations specified in the form of Security attached as Exhibit A-I hereto and registered in such names as the Depositary shall direct.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any global Security held on their behalf by the Depositary or under the global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     Subject to the provisions of this Section 2.11(a), the Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (b)  Transfer and Exchange of Securities.  Subject to the provisions of
              -----------------------------------
Section 2.11(a), when Securities are presented by a Holder to the Registrar with a request:


              (1)  to register the transfer of the Securities; or

              (2) to exchange such Securities for an equal principal amount of Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing.


     Section 2.12.  CUSIP Numbers.  The Company in issuing the Securities may
                    -------------
use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  Article III

                           REDEMPTION AND PURCHASES

     Section 3.01.  Right to Redeem; Notices to Trustee.  The Company, at its
                    -----------------------------------
option, may redeem the Securities for cash in accordance with the provisions set forth in paragraphs 5 and 7 of the Securities (a "Redemption"). If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

     Section 3.02.  Selection of Securities to Be Redeemed.  If less than all
                    --------------------------------------
the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected and prior to such redemption, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Article 10 before the termination of the conversion right with respect thereto.

     Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60
                    --------------------
days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in the manner provided in Section 12.02.

     The notice shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c)  the Conversion Rate;

          (d) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 4.05;

          (e) that Securities called for redemption may be converted at any time before the close of business on the Redemption Date;


          (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

          (g) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.05 to collect the Redemption Price;

          (h)  the CUSIP number of the Securities;

          (i) the Company has the right to pay the Redemption Price in Common Stock or cash and the procedure for notifying the Holders of such election;


          (j) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed; and

          (k) that, unless the Company defaults in payment of the Redemption Price, Original Issue Discount on Securities called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

     Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption
                    ------------------------------
is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Securities that are converted in accordance with the terms of the Securities and this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05, such Securities called for redemption shall be paid at the Redemption Price therefor.

     Section 3.05.  Deposit of Redemption Price.  Prior to or on the Redemption
                    ---------------------------
Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(f)), not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 3.06.  Securities Redeemed in Part.  Upon surrender of a Security
                    ---------------------------
that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

     Section 3.07.  Conversion Arrangement on Call for Redemption.
                    ---------------------------------------------

             (a) In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers pursuant to which such investment banks or other purchasers (collectively, the "Redemption Purchasers") will purchase from Holders all or a portion of such Securities called for redemption by paying to the Trustee in trust for the Securityholders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities.


         (b)   Notwithstanding anything to the contrary contained in this
     Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Redemption Purchasers but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such accrued interest, if any, to Securityholders. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such Redemption Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such Redemption Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the Redemption Price as specified herein. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities.

         (c) Without the Trustee's prior written consent, no arrangement between the Company and such Redemption Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Redemption Purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture other than resulting from the Trustee's gross negligence or willful misconduct.

     Section 3.08.  Purchase of Securities at the Option of the Holder.
                    --------------------------------------------------

             (a)    General. Securities shall be purchased by the Company
                    -------
pursuant to paragraph 6 of the Securities as of      and      (each, a
"Purchase Date"), at the purchase price specified therein (the "Purchase Price"), at the option of the Holder thereof, upon :

                    (1) delivery to the Paying Agent or to the office or agency referred to in Section 4.05 by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date stating:

         (A) the certificate number of the Security that the Holder will deliver to be purchased;

         (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

         (C) that such Security shall be purchased on the Purchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities; and

         (D) if the Company elects pursuant to Section 3.08(b) to pay the Purchase Price on the Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price to be paid in Common Stock is ultimately to be paid in cash because any condition in Section 3.08(d) is not satisfied, that such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which it relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice; and

         (2) delivery of such Security prior to, on, or after, the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in
     Section 4.05, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price
                                  --------  -------
     shall be so paid pursuant to this Section 3.08 only if the Security so delivered conforms in all material respects to the description thereof in the related Purchase Notice.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1) above, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Common Stock.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in Section 4.05 the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

        (b)    Company's Right to Elect Manner of Payment of Purchase Price. The
               ------------------------------------------------------------
Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 3.08. The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, and, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided
                                                                    --------
that the Company will pay cash in lieu of any fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot reasonably be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company Notice thereof to Securityholders except pursuant to this Section 3.08(b) or Section 3.08(d).

     At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

             (1)  the manner of payment selected by the Company;

             (2)  the information required by Section 3.08(e);

             (3)  that the conditions to such manner of payment set forth in
                  Section 3.08(d) have or will be complied with; and

             (4) whether the Company desires the Trustee to give the notice required by Section 3.08(e).

     (c)  Purchase with Cash.  On each Purchase Date, at the option of the
          ------------------
Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Securities.

     (d)  Payment by Common Stock.  On each Purchase Date, at the option of the
          -----------------------
Company, the Principal Amount of the Securities in respect of which a Purchase

     Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing
     (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by
     (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

     The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of any such fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased. Upon a payment by Common Stock pursuant to the terms hereof, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Purchase Date with respect to the purchased Security shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock in exchange for the Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock shall be treated as issued in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

     The Company's right to exercise its election to purchase the Securities pursuant to this Section through the issuance of shares of Common Stock shall be conditioned upon:

         (1) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

         (2) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of
                            --------------
     1934, as amended (the "Exchange Act"), in each case if required unless
                            ------------
     there exists an applicable exemption to registration thereunder;


         (3) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration with respect to the shares of Common Stock to be issued in respect of the payment of the Purchase Price;

         (4) the listing of Common Stock on the Purchase Date on the New York Stock Exchange or other national securities exchange or quotation on the NASDAQ Stock Market; and

         (5) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions (i), (ii),
     (iii) and (iv) above have been satisfied and, in the case of such Opinion of Counsel, that conditions (ii), (iii) and (iv) above have been satisfied.

   Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each of the seven Business Days prior to the Purchase Date. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in The Wall
                                                                   --------
Street Journal or another daily newspaper of national circulation. If such
--------------
conditions are not satisfied prior to or on the Purchase Date and the Company elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay, without further notice, the Purchase Price in cash.

     (e) Notice of Election. The Company shall send a notice of its election (the "Company Notice") to purchase with cash or Common Stock or any
         --------------
   combination thereof to each Holder (and to each beneficial owner as required by applicable law) in the manner provided in Section 11.02. The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such Company
                                         -------------------
   Notice shall state the manner of payment elected and shall contain the following information:

     In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Common Stock, the notice shall:

         (1) state that each Holder will receive Common Stock with a Market Price determined, in accordance with the terms of this Indenture, as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except for any cash amount to be paid in lieu of fractional shares);

         (2)  set forth the method of calculating the Market Price; and

         (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

   In any case, each notice shall include a form of Purchase Notice to be completed by the Holder and shall state:

         (i)   the Purchase Price and Conversion Rate;

         (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 4.05;

         (iii) that Securities as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (iv) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.05 to collect payment;

         (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv) ;

         (vi) the procedures set forth in Section 3.08(a) the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

         (vii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities; and

         (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 3.08(a)(1)(D) or Section 3.10).

     At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that, in all
                                             --------  -------
cases, the text of such notice shall be prepared by the Company.

     Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company promptly will issue a press release and publish such determination on its Website on the World Wide Web and furnish the Trustee with an affidavit of publication.

     (f)  Covenants of the Company.  All shares of Common Stock delivered upon
          ------------------------
purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal national securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

         (g)  Procedure Upon Purchase.  On or before the Purchase Date, the
              -----------------------
     Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section
     3.08. As soon as practicable after the later of the Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.


         (h)  Taxes.  If a Holder of a Security is paid in Common Stock, the
              -----
     Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax that is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax that will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from withholding or directing the withholding of any tax required by law or regulations.

     Section 3.09.  Purchase of Securities at Option of the Holder Upon Change
                    ----------------------------------------------------------
                    in Control.
                    ----------

             (a)  If on or prior to      , there shall have occurred a Change in
     Control, Securities shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), on the date that
                          --------------------------------
     is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf
      --------------------------------
     of the Holder of the requirements set forth in Section 3.09(c).

     A "Change in Control" shall be deemed to have occurred at such time after
        -----------------
the original issuance of the Securities as either of the following events shall occur:

         (1) There shall be consummated any consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after such consolidation or merger; or

         (2) There is a report filed by any person, including its Affiliates and Associates (other than the Company, any Subsidiary of the Company, or any employee benefit plan of either the Company or any Subsidiary of the Company), on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person (for the purposes of this Section 3.09 only, the term "person" shall include a "person" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined
                ----------------
     under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors provided, however, that a person
                                                --------  -------
     shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred if at any time the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

     "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of
      ---------
the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         (b) Within 15 Business Days after the Change in Control, the Company shall mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

         (1) briefly, the events causing a Change in Control, and the date such Change in Control is deemed to have occurred for purposes of this Section 3.09;

         (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

         (3)  the Change in Control Purchase Date;

         (4)  the Change in Control Purchase Price;

         (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 4.05;

         (6)  the Conversion Rate and any adjustments thereto;

         (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock (or, in lieu thereof, cash, if the Company shall so elect) at any time prior to the close of business on the Change of Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (8) that Securities must be surrendered to the Paying Agent or the office or agency referred to in Section 4.05 to collect payment;

         (9) that the Change in Control Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

         (10) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

         (11) briefly, the conversion rights of the Securities;

         (12) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities; and

         (13) the procedures for withdrawing a Change in Control Purchase
     Notice.

     (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase
                                             --------------------------
Notice") to the
------

     Paying Agent or to the office or agency referred to in Section 4.05 at any time prior to the close of business on the Change in Control Purchase Date, stating:


         (1) the certificate number of the Security which the Holder will deliver to be purchased;

         (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

         (3) that such Security shall be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities.

     Receipt of the Security by the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the office or agency referred to in
Section 4.05 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control
                                 --------  -------

     Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent or such office or agency shall conform in all material respects to the description thereof set forth in the related Change in Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 4.05 the Change in Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

     Section 3.10.  Effect of Purchase Notice or Change in Control Purchase
                    -------------------------------------------------------
Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in
------
Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent or to the office or agency referred to in Section 4.05 by the Holder thereof in the manner required by Section 3.08(a) and (g) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section
4.05 at any time on or prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

         (a) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

         (b) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

         (c) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares of Common Stock) or Section
3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or

Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 3.11.  Deposit of Purchase Price or Change in Control Purchase
                    -------------------------------------------------------
Price. Prior to ____ .m. (local time in The City of New York) on the Business
-----
Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds or securities, if expressly permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

     Section 3.12.  Securities Purchased in Part.  Any Security which is to be
                    ----------------------------
purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 4.05 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

     Section 3.13.  Covenant to Comply With Securities Laws Upon Purchase of
                    --------------------------------------------------------
Securities. In connection with any offer to purchase or purchase of Securities
----------
under Section 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, (ii) file the related
Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon purchase of the Securities (including positions of the SEC under applicable no-action letters) so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections
3.08 and 3.09.

     Section 3.14.  Repayment to the Company.  The Trustee and the Paying Agent
                    ------------------------
shall return to the Company any cash or shares of Common Stock, together with interest on such cash, if any, or dividends on such shares of Common Stock, if any, (subject to the provisions of Section 7.01(f)) held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 13 of the Securities; provided, however, that to the extent that the aggregate amount of
            --------  -------
cash (including interest) or shares of Common Stock (including dividends received thereon, if any) deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(f)).

     Any cash deposited with the Trustee or with the Paying Agent pursuant to
Section 3.11 hereof, shall be invested by the Trustee or Paying Agent, as applicable, in short term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc. as specifically directed in writing by the Company. If the Company fails to so direct the Trustee in writing, the Trustee may invest any cash deposited with it in money market funds (including funds of the Trustee and its affiliates for which they may receive compensation). Interest earned on such investments shall be repaid to the Company pursuant to this Section 3.14. Except as provided for in this Section 3.14, the Trustee shall be under no liability for interest on any money received by it pursuant to this Indenture.

                                  Article IV

                                   COVENANTS

     Section 4.01.  Payment of Securities.  The Company shall promptly make all
                    ---------------------
payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Securities, compounded semi-annually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable.

     Section 4.02.  SEC Reports.  The Company shall file with the Trustee,
                    -----------
within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). The Company also shall comply with the other provisions of TIA Section 314(a), to the extent such provisions are applicable.

     Section 4.03.  Compliance Certificate; Notice of Defaults.
                    ------------------------------------------
        (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year
     ending on       ) a
     certificate of the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of such Default or Event of Default.

     Section 4.04.  Further Instruments and Acts.  Upon request of the Trustee,
                    ----------------------------
the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.05.  Maintenance of Office or Agency.  The Company will maintain
                    -------------------------------
in the Borough of Manhattan, The City of New York, in such location as may be required by the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee in
The City of New York, which office on the date hereof is located at      , shall
be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                   --------
however, that no such designation or rescission shall in any manner relieve the
-------
Company of its obligation to maintain an office or agency in The City of New York, for such purposes.

     Section 4.06. Calculation of Original Issue Discount. The Company shall
                   --------------------------------------
file with the Trustee, within 30 days following the end of each calendar year, a written notice specifying (i) the amount of Original Issue Discount (including the daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   Article V

                             SUCCESSOR CORPORATION

     Section 5.01.  When Company May Merge or Transfer Assets.  The Company may
                    -----------------------------------------
consolidate with, or sell, lease or convey all or substantially all of its properties and assets to, or merge with or into any other corporation, provided
--------
that in any such case:

             (a) either the Company shall be the continuing corporation or the successor corporation shall be a corporation organized and existing under the laws of the United States or any State thereof and such successor corporation shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of all amounts payable with respect to all the Securities, according to their terms, and the due and punctual performance and observance of all of the covenants, conditions and obligations to be performed by the Company under the Securities and this Indenture; and


             (b) immediately after giving effect to such merger or consolidation or such sale, lease or conveyance, and the assumption contemplated above, the Company or such successor corporation shall not be in default in the performance of any such covenant, condition or obligation.

     In the case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be relieved of any further obligation under this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     The Trustee, subject to Section 7.01, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of this Article.

                                  Article VI

                             DEFAULTS AND REMEDIES

     Section 6.01.  Events of Default.  An "Event of Default" occurs if:
                    -----------------   --------------------

             (a) after exercise of its option pursuant to Section 11.01 following a Tax Event, the Company defaults on the payment of interest upon any Security when such interest becomes due and payable, and such default continues for a period of 30 days;

             (b) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by this Indenture;

             (c) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses
     (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

             (d) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                  (1)  commences a voluntary case or proceeding;

                  (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (4) makes a general assignment for the benefit of its creditors;

                  (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (6) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

     (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (1) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

                  (2) appoints a Custodian of the Company or for any substantial part of its property; or

                  (3) orders the winding up or liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days; or

                  (4) the Company fails to deliver shares of Common Stock (and cash in lieu of fractional shares) or cash in lieu of shares of Common Stock in accordance with the terms hereof when such Common Stock (and cash in lieu of fractional shares) or cash is required to be delivered, upon conversion of a Security and such failure is not remedied for a period of 10 days.

     A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (c) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under clause (c), its status and what action the Company is taking or proposes to take with respect thereto.

     Section 6.02.  Acceleration.  If an Event of Default (other than an Event
                    ------------
of Default specified in Section 6.01(d) or (e)) occurs and is continuing, unless the Principal Amount of all the Securities shall have already become due and payable, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount (or if the Securities have been converted to a semiannual coupon note following a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) through the date of declaration on all the Securities to be immediately due and payable, whereupon such Issue Price and accrued Original Issue Discount shall be due and payable immediately; provided that, if an Event of Default specified in Section 6.01(d) or (e) occurs and is continuing, the Issue Price and accrued Original Issue Discount (or if the Securities have been converted to a semiannual coupon note following a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) on all the Securities to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount (or accrued and unpaid interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.03.  Other Remedies.  If an Event of Default occurs and is
                    --------------
continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                    -----------------------
aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(b), (b) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Securityholder affected or
(c) a Default under Article 11. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     Section 6.05.  Control by Majority.  The Holders of a majority in aggregate
                    -------------------
Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee shall have been provided with reasonable security or indemnity against such liability satisfactory to the Trustee.

     Section 6.06.  Limitation on Suits.  A Securityholder may not pursue any
                    --------------------
remedy with respect to this Indenture or the Securities unless:

             (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

             (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

             (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

             (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

             (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any
                    ------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

     Section 6.08.  Collection Suit by Trustee.  If an Event of Default
                    --------------------------
described in Section 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.06.

     Section 6.09.  Trustee May File Proofs of Claim.  In case of the pendency
                    --------------------------------
of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

             (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

             (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

    Section 6.10.  Priorities.  If the Trustee collects any money pursuant to
                   ----------
this Article 6, it shall pay out the money in the following order:

          FIRST:   to the Trustee for amounts due under Section 7.06;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          THIRD:   the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     Section 6.11.  Undertaking for Costs.  In any suit for the enforcement of
                    ---------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

     Section 6.12.  Notice of Defaults.  The Trustee shall, within 90 days after
                    ------------------
the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default described in Section 6.01(1) or 6.01(2), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

     Section 6.13.  Waiver of Stay, Extension or Usury Laws.  The Company
                    ----------------------------------------
covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of the Securities, or any interest on any such amounts, as contemplated herein, or that may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  Article VII

                                    TRUSTEE

     Section 7.01.  Rights of Trustee.
                    -----------------

             (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

             (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

             (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

             (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

             (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder.

     Section 7.02.  Individual Rights of Trustee.  The Trustee in its individual
                    ----------------------------
or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

     Section 7.03.  Trustee's Disclaimer.  The Trustee makes no representation
                    --------------------
as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.04.  Notice of Defaults.  The Trustee shall, within 90 days after
                    ------------------
the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; provided that,
                                                                  -------- ----
except in the case of a Default described in Section 6.01(1) or 6.01(2), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

     Section 7.05.  Reports by Trustee to Holders.  Within 60 days after each
                    -----------------------------
May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by said Section. The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be submitted to the SEC and each stock exchange on which the Securities are listed. The Company agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     Section 7.06.  Compensation and Indemnity.  The Company agrees:
                    --------------------------

             (a) to pay to the Trustee from time to time such reasonable compensation for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

             (b) to reimburse the Trustee upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

             (c) to indemnify each of the Trustee, its officers, directors, employees and agents, or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.06, within a reasonable amount of time after a Trust Officer of the Trustee becomes aware of such claim or liability. To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

     The Company's payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(4) or (5), the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     Section 7.07.  Replacement of Trustee.  The Trustee may resign by so
                    ----------------------
notifying the Company; provided, however, no such resignation shall be effective
                       --------  -------
until a successor Trustee has accepted its appointment pursuant to this Section
7.07. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:



             (a)  the Trustee fails to comply with Section 7.09;

             (b)  the Trustee is adjudged bankrupt or insolvent;

             (c) a receiver or other public officer takes charge of the Trustee or its property; or

             (d)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee that meets the requirements of
Section 7.09.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Section 7.08.  Successor Trustee by Merger.  If the Trustee consolidates
                    ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     Section 7.09.  Eligibility; Disqualification.  The Trustee shall at all
                    -----------------------------
times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

     Section 7.10.  Preferential Collection of Claims Against Company.  The
                    -------------------------------------------------
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 Article VIII

                            DISCHARGE OF INDENTURE

     Section 8.01.  Discharge of Liability on Securities.  When (i) the Company
                    ------------------------------------
delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, securities sufficient to pay at the Stated Maturity, the Purchase Date, the Change in Control Purchase or the

Redemption Date, the Principal Amount, the Purchase Price, the Change in Control Purchase Price or the Redemption Price, as the case may be, of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if, in either case, the Company has paid all other sums payable hereunder by the Company (including, without limitation, sums payable by delivery of shares of Common Stock pursuant to Section 3.08), then this Indenture shall, subject to
Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Section 8.02.  Repayment to the Company. The Trustee and the Paying Agent
                    ------------------------
shall return to the Company any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being
       --------  -------
required to make any such return, may, at the expense of the Company, cause to be published once in The Wall Street Journal or another daily newspaper of
                     -----------------------
national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

                                  Article IX

                                  AMENDMENTS

     Section 9.01.  Without Consent of Holders. The Company and the Trustee may
                    --------------------------
amend this Indenture or the Securities without the consent of any
Securityholder:


             (a) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the
--------  -------
rights of any Securityholder;

             (b)    to comply with Article 5 or Section 10.14;

             (c) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such action shall not adversely affect the interests of the Holders of the Securities in any material respect;

             (d) to make any change that does not materially adversely affect the rights of any Securityholder;

             (e) to add to the covenants or obligations of the Company hereunder or to surrender any right, power or option herein conferred upon the Company; or

             (f) to make any change to comply with the TIA, or any amendment thereafter, or any requirement of the SEC in connection with the qualification of this Indenture under the TIA or any amendment thereof.

     Section 9.02.  With Consent of Holders.  With the written consent of the
                    -----------------------
Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

             (a) make any reduction in the Principal Amount of Securities whose Holders must consent to an amendment;

             (b) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities, reduce the rate of interest referred to in
     Section 11.01 upon the occurrence of a Tax Event or extend the time for payment of accrued Original Issue Discount or interest, if any, on any Security;

             (c) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

             (d) reduce the amount of cash payable in respect of conversion upon the Company's election to pay cash with respect thereto, the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security or extend the date on which the Purchase Price or Change in Control Purchase Price of any Security is payable;

             (e) make any Security payable in money or securities other than that stated in the Security;

             (f)    subordinate the securities;

             (g) make any change in Section 6.04 or this Section 9.02, except to increase any percentage referred to therein, or make any change in
     Section 6.07;

             (h) make any change that adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Stock except as set forth in Section 9.01(4));

             (i) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture

(including the right to receive cash if the Company has elected to pay cash upon such purchase);

            (j) make any change to the provisions of this Indenture relating to the purchase of Securities at the option of the Holder pursuant to
     Section 3.08 or 3.09 which change would result in a violation of applicable federal or state securities laws (including positions of the SEC under applicable no-action letters), whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise;


             (k) modify the provisions of this Indenture relating to the ranking of the Securities in a manner adverse to the Holders of the Securities; or

             (l) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Section 9.03.  Compliance with Trust Indenture Act.  Every supplemental
                    -----------------------------------
indenture executed pursuant to this Article shall comply with the TIA as then in effect.

     Section 9.04.  Revocation and Effect of Consents, Waivers and Actions.
                    ------------------------------------------------------
Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02.

     Section 9.05.  Notation on or Exchange of Securities.  Securities
                    -------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Section 9.06.  Trustee to Sign Supplemental Indentures.  The Trustee shall
                    ---------------------------------------
sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 9.07.  Effect of Supplemental Indentures.  Upon the execution of
                    ---------------------------------
any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   Article X

                                  CONVERSION

     Section 10.01.  Conversion Privilege.  A Holder of a Security may convert
                     --------------------
such Security into shares of Common Stock at any time (subject to the limitation described in Section 3.03(5)) during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per

$1,000 of Principal Amount thereof shall be that set forth in paragraph 9 in the Securities (the "Conversion Rate"), subject to adjustment as herein set forth.
                 ---------------

The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such shares of Common Stock (the "Conversion Payment"); provided, however, that if such payment
                                         --------  -------
of cash is not permitted pursuant to the provisions of this Indenture or the provisions of any other agreement or instrument to which the Company is a party or by which it is bound or otherwise, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with this Article, whether or not the Company has delivered a notice pursuant to
Section 10.02 to the effect that the Securities would be paid in cash. The amount of cash to be paid pursuant to Section 10.02 for each per $1,000 Principal Amount of a Security upon conversion shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day.

The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of this Article (other than cash in lieu of fractional shares pursuant to Section 10.03) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether such Security shall be converted into shares of Common Stock or cash pursuant to Section 10.02) and is continuing an Event of Default (other than a default in such payment on such Securities), provided, however, that this sentence shall not apply in the event
             --------  -------
that an Event of Default occurs after such cash is paid.


     "Time of Determination" means the time and date of the earlier of (i) the
      ---------------------
determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Sections 10.07 and 10.08 apply and
(ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-
                ----------------
dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the shares of the Common Stock are then listed or quoted.

     Section 10.02.  Conversion Procedure.  To convert a Security a Holder must
                     --------------------
satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Within two Business Days following the Conversion Date, the
----------------
Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Security shall be converted into shares of Common Stock or paid in cash. If the Company shall have notified the Holder that such Security shall be converted into shares of Common Stock, the Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03. Except as provided in Section 10.01, if the Company shall have notified the Holder that such Security shall be paid in cash, the Company shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security on the fifth Business Day following such Conversion Date. Except as provided in Section 10.01, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Company has notified the Holder in accordance with this paragraph.

     The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however,
                                                          --------  -------
that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be
                               -------- -------
at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

     Holders may surrender a Security for conversion by means of book entry delivery in accordance with paragraph 9 of the Securities and the regulations of the applicable book entry facility.

     No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 11.01) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 11.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

     If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

     Section 10.03.  Fractional Shares.  The Company will not issue a fractional
                     -----------------
share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

     Section 10.04.  Taxes on Conversion.  If a Holder converts a Security, the
                     -------------------
Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. The Holder, however, shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the Company from withholding or directing the withholding of any tax required by law or regulations.

     Section 10.05.  Company to Provide Stock.  The Company shall, prior to
                     ------------------------
issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities for shares of Common Stock.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     Section 10.06.  Adjustment for Change in Capital Stock.  If, after the
                     --------------------------------------
Issue Date, the Company:


             (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

             (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

             (c) combines its outstanding shares of Common Stock into a smaller number of shares;

             (d) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

             (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article.

     Section 10.07.  Adjustment for Rights Issue.  If, after the Issue Date, the
                     ---------------------------
Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate
------------------------
shall be adjusted in accordance with the formula:

                                           O + N
                                R' = R x ---------
                                             N x P
                                         O + -----
                                               M
                                -------------------

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     0 = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.07 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P  = the offering price per share of such additional shares.

     M =  the Average Sale Price, minus, in the case of (i) a distribution to
                                  -----
which Section 10.06(4) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section
10.07 applies) of:

          (a) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution, and

          (b) the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.08 distribution.

     "Average Sale Price" means the average of the Sale Prices of the Common
      ------------------
Stock for the shorter of:

                   (1) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                   (2) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                   (3) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time (as defined below) with respect to the next preceding (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the provisions of
     Section 10.06(4), 10.07 or 10.08 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect of which the Average Sale Price is being calculated.

     If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

     The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies.

     No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in value of R' that is equal to or less than the value of R.

     Section 10.08.  Adjustment for Other Distributions.  If, after the Issue
                     ----------------------------------
Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earned surplus as shown on the books of the Company, unless such cash dividends or other cash distributions are Extraordinary Cash Dividends (as defined below)), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

                                           M
                                R' = R x -----
                                         M - F
                                ---------------
where:

     R' =  the adjusted Conversion Rate.

     R  =  the current Conversion Rate.

     M  =  the Average Sale Price, minus, in the case of a distribution to which
                                   -----
           Section 10.06(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section
           10.08 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08 applies, the fair market value (on the record date for the distribution to which this Section 10.08 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.06(4) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The Board of Directors shall determine fair market values for the purpose of this Section 10.08.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies.

     For purposes of this Section 10.08, the term "Extraordinary Cash Dividend"
                                                   ---------------------------
shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in items
(1) or (2) below:

             (1) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the eighty-five (85) consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 12.5% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend

     Time occurring in such 85-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08.


             (2) If upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365-consecutive-day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 25% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the
                                                               -----
     aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 10.08.

     In the event that, with respect to any distribution to which this Section
10.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 10.08 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

     Section 10.09.  When Adjustment May Be Deferred.  No adjustment in the
                     -------------------------------
Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 4, an increase or
                         ---
decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 10 shall be made to the nearest cent or to the nearest l/l,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

     Section 10.10.  When No Adjustment Required.  No adjustment need be made
                     ---------------------------
for a transaction referred to in Section 10.06, 10.07, 10.08 or 10.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     To the extent the Securities become convertible into cash pursuant to the terms of Sections 10.08 or 10.14, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by
(ii) the Conversion Rate as so adjusted.

     Section 10.11.  Notice of Adjustment.  Whenever the Conversion Rate is
                     --------------------
adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Section 10.12.  Voluntary Increase.  The Company from time to time may
                     ------------------
increase the Conversion Rate by any amount and for any period of time (provided, that such period shall be not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Sections 10.06, 10.07 or 10.08.

     Section 10.13.  Notice of Certain Transactions.  If:
                     ------------------------------
             (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07 or 10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

             (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

             (c)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     Section 10.14.  Reorganization of Company; Special Distributions.  If the
                     ------------------------------------------------
Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 10.06 nor 10.07 applies.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     Section 10.15.  Company Determination Final.  Any determination that the
                     ---------------------------
Company or the Board of Directors must make pursuant to this Article 10 is conclusive.

     Section 10.16.  Trustee's Adjustment Disclaimer.  The Trustee has no duty
                     -------------------------------
to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 11. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.16 as the Trustee.

     Section 10.17.  Simultaneous Adjustments.  If this Article 10 requires
                     ------------------------
adjustments to the Conversion Rate under more than one of Sections 10.06(4),
10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of
Section 10.08 and, third, the provisions of Section 10.07.

    Section 10.18.  Successive Adjustments.   After an adjustment to the
                    ----------------------
Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

                                  Article XI

                         SPECIAL TAX EVENT CONVERSION

     Section 11.01.  Optional Conversion to Semiannual Coupon Note Upon Tax
                     ------------------------------------------------------
Event. From and after the date (the "Tax Event Date") of the occurrence of a Tax
-----                                --------------
Event, at the option of the Company, interest in lieu of future Original Issue
Discount shall accrue at   % per annum on a principal amount per Security (the
"Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein, whichever is later (such date, the "Option Exercise Date"). Such interest shall
                                    --------------------
accrue from the Option Exercise Date and shall be payable semiannually on and of each year (each an "Interest Payment Date") to holders of record at the close of
                    ---------------------
business on   ,   or (each a "Regular Record Date") immediately preceding such
                              -------------------
Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee.

     Section 11.02.  Payment of Interest; Interest Rights Preserved.
                     ----------------------------------------------

             (a) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a global Security, interest payable on any Interest Payment Date will be paid to the Depositary for the purpose of permitting DTC to credit the interest received by it in respect of such global Security to the accounts of the beneficial owners thereof.

             (b) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to
                                  ------------------
     be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause
     (1) or (2) below:

                     (1) The Company may elect to make payment of any Default Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of the Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in The Wall Street Journal, but such publications
                                -----------------------
     shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

             (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                                  Article XII

                                 MISCELLANEOUS

     Section 12.01.  Trust Indenture Act Controls.  If any provision of this
                     ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 12.02.  Notices.  Any notice or communication shall be in writing
                     -------
and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

               Merrill Lynch & Co., Inc.
               100 Church Street, 12th Floor
               New York, New York 10080-6512
               Attention: Secretary

               with a copy to:

               Merrill Lynch & Co., Inc.
               World Financial Center
               South Tower
               225 Liberty Street
               New York, New York 10080-0736
               Attention:  Treasurer

          if to the Trustee:



                [address]

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 12.03.  Communication by Holders with Other Holders.
                     -------------------------------------------
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 12.04.  Certificate and Opinion as to Conditions Precedent. Upon
                     --------------------------------------------------
any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:


             (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.05.  Statements Required in Certificate or Opinion. Each
                     ---------------------------------------------
Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

             (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

             (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

             (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     Section 12.06.  Separability Clause.  In case any provision in this
                     -------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.07.  Rules By Trustee, Paying Agent, Conversion Agent and
                     ----------------------------------------------------
Registrar. The Trustee may make reasonable rules for action by or a meeting of
---------
the Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     Section 12.08.  Legal Holiday.  A "Legal Holiday" is any day other than a
                     -------------
Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Accreted Discount or interest, if any, shall accrue for the intervening period.

     Section 12.09.  GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES SHALL BE
                     -------------

GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 12.10.  No Recourse Against Others. A director, Officer, employee
                     --------------------------
or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 12.11.  Successors.  All agreements of the Company in this
                     ----------
 Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.12.  Multiple Originals.  The parties may sign any number of
                     ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 12.13.  References.  All section references are to sections of this
                     ----------
Indenture unless specified otherwise.

                                  SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                              MERRILL LYNCH & CO., INC.

                              By
                                 Name:___________________________
                                 Title:

Attest:


_________________________________
Name:
Title:



                              By:_________________________________
                                 Name:
                                 Title:

Attest:


__________________________________
Name:
Title:

                                                                       EXHIBIT A

                            [FORM OF FACE OF LYON]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF
PRINCIPAL AMOUNT OF THIS SECURITY IS $         ,THE ISSUE DATE IS       ,AND THE
YIELD TO MATURITY IS % per annum (computed on a semiannual bond equivalent basis).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF, OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            MERRILL LYNCH & CO., INC.

                        Liquid Yield Option(TM) Note due
                                  (Zero Coupon)

No.

Issue Date:
Issue Price: $
Original Issue Discount:  $
(for each $1,000 Principal amount)

Merrill Lynch & Co., Inc., a Delaware corporation, promises to pay to ___________________, or registered assigns, the Principal Amount of
___________________________ Dollars ($________) on      .

This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this instrument to be duly executed under its corporate seal.

                                                 MERRILL LYNCH & CO., INC.


                                                 By: ________________________
                                                     Name:
                                                     Title:

ATTEST:



-------------------------------
Name:
Title:

   (Seal)


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.


By:  __________________________________
           Authorized Officer

Date:  ________________________

                         [FORM OF REVERSE SIDE OF LYON]

                        Liquid Yield Option(TM) Note due
                                  (Zero Coupon)

1.       Interest
         --------

This Security shall not bear interest except as specified in this paragraph or in paragraph 9 hereof. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to
Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof, upon the date set for a Conversion Payment pursuant to paragraph 8 hereof or upon the Stated Maturity of this Security) or if shares of Common Stock (and cash in lieu of fractional shares) or cash in lieu thereof in respect of a conversion of this Security in accordance with the terms of Article 10 of the Indenture is not delivered when due, then in each such case the overdue
amount shall bear interest at the rate of   % per annum, compounded semiannually
(to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains
outstanding, shall accrue at    % per annum, on a semiannual bond equivalent
basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security, and cease to accrue on the earlier of (a) the date on which the Principal Amount at Stated Maturity hereof or any portion of such Principal Amount at Stated Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase Date or other date on which such Original Issue Discount (or, if such Securities have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes) shall cease to accrue in accordance with Section
2.08 of the Indenture.

2.       Method of Payment
         -----------------

Subject to the terms and conditions of the Indenture, Merrill Lynch & Co., Inc. (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent and Registrar
         --------------------------------------------

Initially,       ,as trustee (the "Trustee"), will act as Paying Agent,
Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar, upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture
         ---------

The Company issued the Securities under an Indenture, dated as of     (the
"Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and, as in effect on the date of the Indenture (the "TIA"), except as provided in Section 9.03 of the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general unsecured obligations of the Company limited to the aggregate Principal Amount at Maturity specified in Section 2.02 of the Indenture (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       Redemption at the Option of the Company
         ---------------------------------------

No sinking fund is provided for the Securities. The Securities are redeemable as a whole at any time, or from time to time in part, at the option of the Company at the Redemption Prices set forth below, provided, that the Securities are not
                                          --------
redeemable prior to     .

The table below shows the Redemption Prices of a Security per $1,000 Principal Amount at Stated Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table to, but excluding, the Redemption Date.

                                     (1)             (2)              (3)
                                                   Accrued
                                                  Original
                                    LYON            Issue         Redemption
                                    Issue         Discount           Price
Redemption Date                     Price           at  %         (1) + (2)
---------------                     -----           -----         ----------


If converted to a semiannual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus interest accrued and unpaid from, and including, the date of such conversion to, but excluding, the Redemption Date; but in no event will this Security be
redeemable before     .

6.       Purchase by the Company at the Option of the Holder
         ---------------------------------------------------

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on __________, 20__, the Purchase Date, at $_______, the Purchase Price, per $1,000 Principal Amount at Stated Maturity of such Securities, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

If prior to a Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Purchase Date.

Subject to the terms and conditions of the Indenture, if any Change in Control
occurs on or prior to      , the Company shall, at the option of the Holders,
purchase all Securities for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to, but excluding, the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash.

If prior to a Change in Control Purchase Date this Security has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued interest from, and including, the date of conversion to, but excluding, the Change in Control Purchase Date.

Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change in Control Purchase Date, as the case may be.

If cash sufficient to pay the Purchase Price or Change in Control Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Business Day following the Change in Control Purchase Date, as the case may be, Original Issue Discount (or interest upon conversion to semiannual coupon notes following the occurrence of a Tax Event) ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security).

7.       Notice of Redemption
         --------------------

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.       Conversion
         ----------

Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on provided, however, that if a Security is called for redemption, the Holder
     --------  -------
may convert it at any time before the close of business on the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Security into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is       shares of Common Stock per $1,000 Principal
Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

The Holders' right to convert Securities into shares of Common Stock is subject to the Company's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering such shares of Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture or the provisions of any other agreement or instrument to which the Company is a party or by which it is bound or otherwise, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with Article 10 of the Indenture, whether or not the Company has delivered a notice pursuant to Section
10.02 to the effect that the Securities will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount of a Security shall be equal to the Sale Price of a share of Common Stock on the Trading Day immediately prior to the related Conversion Date multiplied by the Conversion Rate in effect on such Trading Day.

The Company shall not pay cash in lieu of delivering shares of Common Stock upon the conversion of any Security pursuant to the terms of Article 10 of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice of whether each Security shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such Securities), provided, however, that this sentence shall not apply in the event that an Event of Default occurs after such cash is paid.

In the event the Company exercises its option pursuant to Section 11.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on the conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

To convert a Security a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.05 of the Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC" or the "Depositary", which term includes any successor thereto) the appropriate instruction form for conversion pursuant to DTC's book-entry conversion program,
(ii) surrender the Security to a Conversion Agent by physical or book-entry delivery (which is not necessary in the case of conversion pursuant to DTC's book-entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book-entry delivery of a Security to the Conversion Agent may be made by any financial institution that is a participant in DTC; conversion through DTC's book-entry conversion program is available for any security that is held in an account maintained at DTC by any such participant.

A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 8 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid), to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof.

The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights, warrants or options to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights, warrants or options to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.       Tax Event.
         ---------

     (i) From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future
          Original Issue Discount shall accrue at     % per annum on a principal
          amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date and shall be payable
          semiannually on    and    of each year (each an "Interest Payment
          Date") to holders of record at the close of business on   or   (each a
          "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Tax Event Date.

     (ii) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a global Security, interest payable on any Interest Payment Date will be paid to the Depositary, for the purpose of permitting such party to credit the interest received by it in respect of such global Security to the accounts of the beneficial owners thereof.

(iii) Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02(b) of the Indenture.

10.      Conversion Arrangement on Call for Redemption
         ---------------------------------------------

Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

11.      Denominations; Transfer; Exchange
         ---------------------------------

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.      Persons Deemed Owners
         ---------------------

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      Unclaimed Money or Securities
         -----------------------------

The Trustee and the Paying Agent shall return to the Company any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the
                                                 --------  -------
Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in The Wall Street
                                                            --- ---- ------
Journal or another newspaper of national circulation or mail to each such Holder
-------
notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

14.      Amendment; Waiver
         -----------------

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article 5 or Section 10.14 of the Indenture or to make any change that does not materially adversely affect the rights of any Securityholder.

15.      Defaults and Remedies
         ---------------------

Under the Indenture, Events of Default include (i) after exercise by the Company of its option pursuant to Section 11.01 of the Indenture following a Tax Event, default in the payment of interest that continues for a period of 31 days; (ii) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure either to deliver shares of Common Stock or pay cash in lieu thereof (together with cash in lieu of fractional shares) in accordance with the terms of the Indenture when such Common Stock (or cash) is required to be delivered following conversion of a Security and such failure is not remedied for a period of 10 days; (iv) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) or (ii) in the immediately preceding paragraph) if it determines that withholding notice is in their interests.

16.      Trustee Dealings with the Company
         ---------------------------------

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others
         --------------------------

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication
         --------------

This Security shall not be valid until an authorized officer of the Trustee manually signs the Certificate of Authentication on the other side of this Security.

19.      Abbreviations
         -------------

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

20.      GOVERNING LAW
         -------------

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

   ASSIGNMENT FORM                                    CONVERSION NOTICE

To assign this Security, fill               To convert this Security into
                                            Common Stock of the Company,
in the form below:                          check the box:

I or we assign and transfer                          -----
this Security to                                     :   :
                                                     :   :
                                                     -----
     -------------------
     (Insert assignee's soc.
sec. or tax ID no.)                         To convert only part of this
                                            Security, state the Principal
                                            Amount to be converted (which must
______________________________              be $1,000 or an integral
                                            multiple of $1,000): --------------
______________________________


------------------------------              :$--------------------:


------------------------------
(Print or type assignee's
name, address and zip code)                 If you want the stock
                                            certificate made out in
and irrevocably appoint                     another person's name, fill
                                            in the form below:

-----------------------------
to transfer this Security on
the books of the Company.  The              -------------------
agent may substitute another
to act for him.                             :agent              :
                                            -------------------

                                            (Insert person's soc.
                                            sec. or tax ID no.)

                                            ---------------------

                                            ---------------------

                                            ---------------------

                                            ------------------------------
                                            (Print or type person's name,
                                            address and zip code)

--------------------------------------------------------------------------------
Date:                  Your Signature:                         *

--------------------------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Security)

* Your signature must be guaranteed by a commercial bank or trust company or by a member or members' organization of the New York Stock Exchange or American Stock Exchange.